Exhibit 10.4

Idaho Power Company
1994 Restricted Stock Plan
Restricted Stock Awards (time vesting) to NEOs Chart

Name	Title	Grant

Jan B. Packwood	President and Chief Executive Officer, IDACORP	9,463 Shares
J. LaMont Keen	Executive Vice President, IDACORP and President and Chief Executive Officer, Idaho Power	4,973 Shares
Darrel T. Anderson	Senior Vice President - Administrative Services and Chief Financial Officer, IDACORP and Idaho Power	1,812 Shares
James C. Miller	Senior Vice President of Power Supply, Idaho Power	1,812 Shares
Thomas R. Saldin	Senior Vice President, General Counsel and Secretary, IDACORP and Idaho Power	1,715 Shares